UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

SIGNATURE GROUP HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

James A. McIntyre
J. Hunter Brown
Barton I. Gurewitz
Robert A. Peiser
Joyce White
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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James A. McIntyre, together with the other participants named therein, has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of a slate of director nominees at the 2012 annual meeting of stockholders of Signature Group Holding, Inc., a Nevada corporation.

Mr. McIntyre has mailed the following letter to stockholders:

The Gold Card Nominees
c/o James  A. McIntyre
1114 State Street
Suite 211
Santa Barbara, CA 93101

ATTENTION SIGNATURE STOCKHOLDERS:

MAKE THE CHOICE FOR A NEW STRATEGY FOR SIGNATURE

You HAVE THE POWER TO REJECT management’s and the Board’s flawed strategy with a vote FOR CHANGE

VOTE THE GOLD PROXY CARD TODAY
July 10, 2012

Dear Fellow Signature Shareholder:

Have you ever seen a more clearly defined need for change?

We all want something to change at Signature.  We all want to avoid a continuation of Signature’s 12% decrease in assets, 30% decrease in stockholders’ equity, compensation expenses of over 29% of revenue as of 2011 Fiscal Year End and SG&A expenses of over 30% of revenues as of 2011 Fiscal Year End.  We all want to reverse the share price decline of nearly 50% under current management’s and the Board’s leadership.

PLEASE REVIEW OUR ENCLOSED PRESENTATION:

“The Case for Change at Signature Group Holdings, Inc”:  The GOLD Card Nominees’ Presentation (July 3, 2012)

The New Business Direction: Focusing on Prompt Realization of Signature’s Key Asset

The GOLD Card Nominees are pleased to enclose “The Case for Change at Signature Group Holdings, Inc.”, the Gold Card Nominees’ Investor Presentation

Please take a few minutes to review it.  You will agree that the current Signature business direction is flawed.  You will also see that we have a thoughtful, independent business plan developed by the experienced business leaders who seek your support.

OUR PLAN (as detailed in the Presentation)

•	Target a Limited Number of Significant Transactions that Could PROMPTLY Unlock the Value of Signature’s approximately $900 million in Current NOLs;
•	Abandon Management’s Current Flawed Plan to Create a Complex Operating Company through a Series of Small Transactions and Acquisitions;
•	Eliminate Compensation Expenses that, in our Opinion, are Unnecessary and Egregiously High;
•	Hire a New CEO;
•	Improve Corporate Communications and Transparency; and
•	Improve Signature’s Corporate Governance.

It is very important that you return ONLY the GOLD proxy card and NOT the WHITE proxy card.

Even if you have already voted the white proxy card, you can still change your vote using the GOLD proxy card you receive from the bank, broker or nominee holding your shares.  Only your latest-dated validly executed proxy card will count.

If you have any questions or need any assistance in voting your shares, please call our proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885 or (212) 929-5500 (collect) or by email at proxy@mackenziepartners.com.

Best Regards,

The GOLD Card Nominees